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                              EXHIBIT B

                    COURT SQUARE CAPITAL LIMITED

NAME                                TITLE
----                                -----
William T. Comfort                  Director and Executive Officer
Michael A. Delaney                  Director and Executive Officer
David F. Thomas                     Director and Executive Officer
Lauren M. Connelly                  Executive Officer
Thomas F. McWilliams                Executive Officer
Anthony P. Mirra                    Executive Officer
Jennifer Cappello-Ruggiero          Executive Officer
Darryl A. Johnson                   Executive Officer
Byron L. Knief                      Executive Officer
Michael T. Bradley                  Executive Officer
Charles E. Corpening                Executive Officer
Michael S. Gollner                  Executive Officer
Ian D. Highet                       Executive Officer
Richard E. Mayberry                 Executive Officer
Paul C. Schorr                      Executive Officer
Joseph M. Silvestri                 Executive Officer
Michael D. Stephenson               Executive Officer
James A. Urry                       Executive Officer
John D. Weber                       Executive Officer


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                                    EXHIBIT B

                  CITIGROUP INC.

NAME                                        TITLE
----                                        -----
C. Michael Armstrong                Director
Alain J. P. Belda                   Director (Brazil)
George David                        Director
Kenneth T. Derr                     Director
John M. Deutch                      Director
The Honorable Gerald R. Ford        Honorary Director
Roberto Hernandez Ramirez           Director (Mexico)
Ann Dibble Jordan                   Director
Dudley C. Mecum                     Director
Richard D. Parsons                  Director
Andrall E. Pearson                  Director
Charles Prince                      Director and Executive Officer
Robert E. Rubin                     Director and Executive Officer
Franklin A. Thomas                  Director
Sanford I. Weill                    Director and Executive Officer
Robert B. Willumstad                Director and Executive Officer
Arthur Zankel                       Director
Winfred F. W. Bischoff              Executive Officer (United Kingdom and
                                    Germany)
Michael A. Carpenter                Executive Officer
Robert Druskin                      Executive Officer
Stanley Fischer                     Executive Officer
William P. Hannon                   Executive Officer
Michael S. Helfer                   Executive Officer
Thomas W. Jones                     Executive Officer
Sallie L. Krawcheck                 Executive Officer
Marjorie Magner                     Executive Officer
Michael T. Masin                    Executive Officer
Deryck C. Maughan                   Executive Officer (United Kingdom)
Victor J. Menezes                   Executive Officer
William R. Rhodes                   Executive Officer
Todd S. Thomson                     Executive Officer